HEI Exhibit 99
NEWS RELEASE
November 2, 2017

Contact:	Clifford H. Chen	Telephone: (808) 543-7300
	Treasurer & Manager, Investor Relations & Strategic Planning	E-mail: ir@hei.com

HEI REPORTS THIRD QUARTER 2017 EARNINGS OF $60.1 MILLION
Diluted Earnings Per Share of $0.55
Utility Earnings Flat
Bank Earnings Strong

HONOLULU - Hawaiian Electric Industries, Inc. (HEI) (NYSE - HE) today reported consolidated net income for common stock for the third quarter of 2017 of $60.1 million and diluted earnings per share (EPS) of $0.55 compared to $127.1 million and EPS of $1.17 for the third quarter of 2016. Third quarter of 2016 core earnings1 and core EPS1 were $63.3 million and $0.58, respectively. HEI’s third quarter of 2016 core earnings1 included $6 million of favorable tax adjustments at the holding company as HEI moved out of a federal net operating loss position, enabling the recognition of tax benefits.
“HEI’s core earnings1 for the quarter compared well to the prior year quarter. The utility performed as we expected, and we saw strong performance by American Savings Bank. The bank delivered higher earnings and profitability driven by improving credit quality and higher yields on interest-earning assets. This exemplifies the value of the unique combination of businesses which comprise HEI,” said Constance H. Lau, HEI president and chief executive officer.

_________________
Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.
1 Non-GAAP measure that excludes after-tax income and costs related to the terminated merger with NextEra Energy, Inc., the cancelled spin-off of ASB Hawaii, Inc., and the termination of the liquefied natural gas (LNG) contract which required PUC approval of the merger with NextEra Energy, Inc. (the “Transaction Adjustments”). See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
November 2, 2017

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s2 net income for the third quarter of 2017 was $47.5 million as our utilities continue to perform according to plan for this transition year compared to $47.0 million in the third quarter of 2016. The $0.5 million net income increase from the prior year quarter was primarily driven by the following after-tax items:

•
$2 million higher net revenues[3] mainly due to higher recovery of costs for integrating more renewables and reliability investments and the Hawaii Electric Light 2016 interim rate increase which became effective on August 31, 2017;

•	$2 million higher allowance for funds used during construction primarily due to the Schofield generating plant project expected to be placed in service in the second quarter of 2018; and

•	$1 million favorable tax adjustments as the utility moved out of a federal net operating loss position, enabling the recognition of tax benefits in the third quarter of 2017.
These increases were offset by the following after-tax items:

•	$4 million higher operations and maintenance expenses[4] compared to the prior year quarter primarily due to higher overhaul expenses and enterprise resource planning project costs; and

•	$1 million higher depreciation expense as a result of increasing investments for the integration of more renewable energy and improved customer reliability.

_________________

[2]	Hawaiian Electric Company refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

[3]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company, Inc. and Subsidiaries’ Condensed Consolidated Statements of Income.

[4]
Excludes net income neutral expenses covered by surcharges or by third parties and merger-related costs including the terminated LNG contract costs. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
November 2, 2017

AMERICAN SAVINGS BANK EARNINGS
    American Savings Bank’s (American) net income for the third quarter of 2017 was $17.6 million compared to $16.7 million in the second (or linked) quarter of 2017 and $15.1 million in the third quarter of 2016.
Compared to the third quarter of 2016, the $2.5 million increase was primarily driven by the following on an after-tax basis:

•	$3 million higher net interest income driven mainly by growth in interest-earning assets funded by strong deposit growth and overall improvement in asset yields; and

•	$3 million lower provision for loan losses resulting from work to improve commercial loan asset quality.
These items were offset by the following on an after-tax basis:

•	$2 million lower noninterest income primarily due to lower mortgage banking income and no gain on sale of real estate; and

•	$1 million higher noninterest expense primarily due to higher performance-based incentive cost.
Compared to the linked second quarter of 2017, the $0.9 million increase was primarily driven by lower provision for loan losses.
Total loans were $4.7 billion at September 30, 2017, a decrease of $65 million or 1.8% annualized from December 31, 2016. This decrease reflects American’s work to improve overall commercial loan quality through a strategic decrease in its exposure to national syndicated credits, as well as a reduction in its commercial real estate loan portfolio. The decrease in American’s commercial portfolio was partially offset by growth in home equity lines of credit, consumer and residential loan portfolios.
Total deposits were $5.8 billion at September 30, 2017, an increase of $203 million or 4.9% annualized from December 31, 2016. Low-cost core deposits increased $153 million or 4.2%

Hawaiian Electric Industries, Inc.
November 2, 2017

annualized from December 31, 2016. The average cost of funds was 0.20% for the third quarter of 2017 compared to 0.21% for the second quarter of 2017 and 0.24% for the third quarter of 2016.
Overall, American achieved solid profitability in the third quarter of 2017 with a return on average equity of 11.6% and a return on average assets of 1.07%.
For additional information, refer to the American news release issued on October 30, 2017.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $5.0 million in the third quarter of 2017 compared to $65.1 million net income in the third quarter of 2016. Excluding the Transaction Adjustments which totaled $63.8 million in the third quarter of 2016, the holding and other companies’ net loss was $5.0 million in the third quarter of 2017 compared to $1.2 net income in the third quarter of 2016. The holding company’s third quarter of 2016 net income included $6.0 million of favorable tax adjustments as HEI moved out of a federal net operating loss position, enabling the recognition of tax benefits.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
HEI will conduct a webcast and conference call to discuss its third quarter of 2017 earnings and 2017 EPS guidance on Thursday, November 2, 2017, at 9:00 a.m. Hawaii time (3:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198 or by accessing the webcast on HEI’s website, www.hei.com, under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities

Hawaiian Electric Industries, Inc.
November 2, 2017

Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through November 16, 2017 by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10112461.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 12 to 13 of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2017	2016	2017	2016
Revenues
Electric utility	$598,769	$572,253	$1,674,255	$1,549,700
Bank	74,289	73,708	222,474	213,297
Other	127	94	299	262
Total revenues	673,185	646,055	1,897,028	1,763,259
Expenses
Electric utility	511,693	482,441	1,483,194	1,333,876
Bank	47,525	50,981	146,754	150,752
Other	4,422	7,191	13,777	18,883
Total expenses	563,640	540,613	1,643,725	1,503,511
Operating income (loss)
Electric utility	87,076	89,812	191,061	215,824
Bank	26,764	22,727	75,720	62,545
Other	(4,295)	(7,097)	(13,478)	(18,621)
Total operating income	109,545	105,442	253,303	259,748
Merger termination fee	—	90,000	—	90,000
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,227)	(19,365)	(59,235)	(56,792)
Allowance for borrowed funds used during construction	1,339	854	3,371	2,276
Allowance for equity funds used during construction	3,482	2,274	8,908	6,010
Income before income taxes	95,139	179,205	206,347	301,242
Income taxes	34,595	51,592	72,003	96,203
Net income	60,544	127,613	134,344	205,039
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$60,073	$127,142	$132,927	$203,622
Basic earnings per common share	$0.55	$1.17	$1.22	$1.89
Diluted earnings per common share	$0.55	$1.17	$1.22	$1.88
Dividends declared per common share	$0.31	$0.31	$0.93	$0.93
Weighted-average number of common shares outstanding	108,786	108,268	108,737	107,951
Weighted-average shares assuming dilution	108,865	108,472	108,909	108,171
Net income (loss) for common stock by segment
Electric utility	$47,487	$46,974	$94,596	$108,198
Bank	17,592	15,104	50,138	41,062
Other	(5,006)	65,064	(11,807)	54,362
Net income for common stock	$60,073	$127,142	$132,927	$203,622
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$60,627	$125,473	$136,836	$212,861
Return on average common equity (twelve months ended)[1]			8.5%	12.3%
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2017 and 2016 returns on average common equity (twelve months ended September 30) were 8.5% and 9.5%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$202,173	$278,452
Accounts receivable and unbilled revenues, net	264,426	237,950
Available-for-sale investment securities, at fair value	1,320,110	1,105,182
Stock in Federal Home Loan Bank, at cost	9,706	11,218
Loans receivable held for investment, net	4,623,234	4,683,160
Loans held for sale, at lower of cost or fair value	15,728	18,817
Property, plant and equipment, net of accumulated depreciation of $2,537,320 and $2,444,348 at September 30, 2017 and December 31, 2016, respectively	4,813,875	4,603,465
Regulatory assets	936,964	957,451
Other	474,444	447,621
Goodwill	82,190	82,190
Total assets	$12,742,850	$12,425,506
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$160,897	$143,279
Interest and dividends payable	26,484	25,225
Deposit liabilities	5,752,326	5,548,929
Short-term borrowings—other than bank	24,498	—
Other bank borrowings	153,552	192,618
Long-term debt, net—other than bank	1,618,446	1,619,019
Deferred income taxes	756,814	728,806
Regulatory liabilities	466,216	410,693
Contributions in aid of construction	565,118	543,525
Defined benefit pension and other postretirement benefit plans liability	620,788	638,854
Other	460,396	473,512
Total liabilities	10,605,535	10,324,460
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 108,785,978 shares and 108,583,413 shares at September 30, 2017 and December 31, 2016, respectively	1,661,492	1,660,910
Retained earnings	470,750	438,972
Accumulated other comprehensive loss, net of tax benefits	(29,220)	(33,129)
Total shareholders’ equity	2,103,022	2,066,753
Total liabilities and shareholders’ equity	$12,742,850	$12,425,506
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(dollars in thousands, except per barrel amounts)	2017	2016	2017	2016
Revenues	$598,769	$572,253	$1,674,255	$1,549,700
Expenses
Fuel oil	146,258	128,624	431,787	334,263
Purchased power	160,347	157,750	440,538	412,667
Other operation and maintenance	100,102	94,789	306,716	298,260
Depreciation	48,206	46,759	144,578	140,300
Taxes, other than income taxes	56,780	54,519	159,575	148,386
Total expenses	511,693	482,441	1,483,194	1,333,876
Operating income	87,076	89,812	191,061	215,824
Allowance for equity funds used during construction	3,482	2,274	8,908	6,010
Interest expense and other charges, net	(16,907)	(17,323)	(52,625)	(49,734)
Allowance for borrowed funds used during construction	1,339	854	3,371	2,276
Income before income taxes	74,990	75,617	150,715	174,376
Income taxes	27,005	28,145	54,623	64,682
Net income	47,985	47,472	96,092	109,694
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	47,757	47,244	95,406	109,008
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$47,487	$46,974	$94,596	$108,198
Comprehensive income attributable to Hawaiian Electric	$47,509	$47,125	$95,117	$108,610
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,776	1,800	4,924	4,982
Hawaii Electric Light	272	277	782	795
Maui Electric	292	295	822	836
	2,340	2,372	6,528	6,613
Average fuel oil cost per barrel	$66.73	$57.72	$67.42	$52.06
Return on average common equity (twelve months ended)[1]			7.16%	8.11%
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 Simple average. On a core basis, 2017 and 2016 returns on average common equity (twelve months ended September 30) were 7.2% and 8.2%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par value)	September 30, 2017	December 31, 2016
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$53,913	$53,153
Plant and equipment	6,778,254	6,605,732
Less accumulated depreciation	(2,460,429)	(2,369,282)
Construction in progress	307,492	211,742
Utility property, plant and equipment, net	4,679,230	4,501,345
Nonutility property, plant and equipment, less accumulated depreciation of $1,233 and $1,232 at September 30, 2017 and December 31, 2016, respectively	7,409	7,407
Total property, plant and equipment, net	4,686,639	4,508,752
Current assets
Cash and cash equivalents	9,987	74,286
Customer accounts receivable, net	133,135	123,688
Accrued unbilled revenues, net	109,707	91,693
Other accounts receivable, net	4,097	5,233
Fuel oil stock, at average cost	60,253	66,430
Materials and supplies, at average cost	55,959	53,679
Prepayments and other	29,871	23,100
Regulatory assets	72,773	66,032
Total current assets	475,782	504,141
Other long-term assets
Regulatory assets	864,191	891,419
Unamortized debt expense	661	208
Other	80,228	70,908
Total other long-term assets	945,080	962,535
Total assets	$6,107,501	$5,975,428
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 16,019,785 shares at September 30, 2017 and December 31, 2016)	$106,818	$106,818
Premium on capital stock	601,487	601,491
Retained earnings	1,120,571	1,091,800
Accumulated other comprehensive income (loss), net of income taxes	199	(322)
Common stock equity	1,829,075	1,799,787
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,318,623	1,319,260
Total capitalization	3,181,991	3,153,340
Current liabilities
Short-term borrowings from non-affiliates	6,000	—
Accounts payable	124,240	117,814
Interest and preferred dividends payable	25,261	22,838
Taxes accrued	183,365	172,730
Regulatory liabilities	3,399	3,762
Other	59,611	55,221
Total current liabilities	401,876	372,365
Deferred credits and other liabilities
Deferred income taxes	767,611	733,659
Regulatory liabilities	462,817	406,931
Unamortized tax credits	88,827	88,961
Defined benefit pension and other postretirement benefit plans liability	581,713	599,726
Other	57,548	76,921
Total deferred credits and other liabilities	1,958,516	1,906,198
Contributions in aid of construction	565,118	543,525
Total capitalization and liabilities	$6,107,501	$5,975,428
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2017	June 30, 2017	September 30, 2016	2017	2016
Interest and dividend income
Interest and fees on loans	$52,210	$52,317	$50,444	$155,269	$148,571
Interest and dividends on investment securities	6,850	6,763	4,759	20,593	14,219
Total interest and dividend income	59,060	59,080	55,203	175,862	162,790
Interest expense
Interest on deposit liabilities	2,444	2,311	1,871	6,858	5,154
Interest on other borrowings	470	824	1,464	2,110	4,416
Total interest expense	2,914	3,135	3,335	8,968	9,570
Net interest income	56,146	55,945	51,868	166,894	153,220
Provision for loan losses	490	2,834	5,747	7,231	15,266
Net interest income after provision for loan losses	55,656	53,111	46,121	159,663	137,954
Noninterest income
Fees from other financial services	5,635	5,810	5,599	17,055	16,799
Fee income on deposit liabilities	5,533	5,565	5,627	16,526	16,045
Fee income on other financial products	1,904	1,971	2,151	5,741	6,563
Bank-owned life insurance	1,257	1,925	1,616	4,165	3,620
Mortgage banking income	520	587	2,347	1,896	5,096
Gains on sale of investment securities, net	—	—	—	—	598
Other income, net	380	391	1,165	1,229	1,786
Total noninterest income	15,229	16,249	18,505	46,612	50,507
Noninterest expense
Compensation and employee benefits	23,724	24,742	22,844	71,703	67,197
Occupancy	4,284	4,185	3,991	12,623	12,244
Data processing	3,262	3,207	3,150	9,749	9,599
Services	2,863	2,766	2,427	7,989	8,093
Equipment	1,814	1,771	1,759	5,333	5,193
Office supplies, printing and postage	1,444	1,527	1,483	4,506	4,431
Marketing	934	839	747	2,290	2,507
FDIC insurance	746	822	907	2,296	2,704
Other expense	5,050	4,705	4,591	14,066	13,948
Total noninterest expense	44,121	44,564	41,899	130,555	125,916
Income before income taxes	26,764	24,796	22,727	75,720	62,545
Income taxes	9,172	8,063	7,623	25,582	21,483
Net income	$17,592	$16,733	$15,104	$50,138	$41,062
Comprehensive income	$18,009	$18,956	$13,176	$53,613	$49,537
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.07	1.02	0.97	1.02	0.89
Return on average equity	11.64	11.25	10.36	11.24	9.5
Return on average tangible common equity	13.47	13.06	12.06	13.04	11.07
Net interest margin	3.69	3.68	3.57	3.68	3.59
Efficiency ratio	61.82	61.73	59.54	61.15	61.81
Net charge-offs to average loans outstanding	0.32	0.21	0.20	0.27	0.19
As of period end
Nonaccrual loans to loans receivable held for investment	0.50	0.44	1.11
Allowance for loan losses to loans outstanding	1.13	1.19	1.24
Tangible common equity to tangible assets	8.01	7.88	8.03
Tier-1 leverage ratio	8.7	8.5	8.6
Total capital ratio	13.9	13.7	13.3
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.4	$9.4	$9.0	$28.1	$27.0
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	September 30, 2017		December 31, 2016

Assets
Cash and due from banks		$120,492		$137,083
Interest-bearing deposits		69,223		52,128
Restricted cash		—		1,764
Available-for-sale investment securities, at fair value		1,320,110		1,105,182
Stock in Federal Home Loan Bank, at cost		9,706		11,218
Loans receivable held for investment		4,676,281		4,738,693
Allowance for loan losses		(53,047)		(55,533)
Net loans		4,623,234		4,683,160
Loans held for sale, at lower of cost or fair value		15,728		18,817
Other		378,224		329,815
Goodwill		82,190		82,190
Total assets		$6,618,907		$6,421,357
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,710,698		$1,639,051
Deposit liabilities–interest-bearing		4,041,628		3,909,878
Other borrowings		153,552		192,618
Other		107,558		101,635
Total liabilities		6,013,436		5,843,182
Common stock		1		1
Additional paid in capital		344,512		342,704
Retained earnings		279,956		257,943
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(5,479)		$(7,931)
Retirement benefit plans	(13,519)	(18,998)	(14,542)	(22,473)
Total shareholder’s equity		605,471		578,175
Total liabilities and shareholder’s equity		$6,618,907		$6,421,357

This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities given the non-recurring nature of these items. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings are limited to income, costs and associated taxes related to the terminated merger between HEI and NextEra Energy, Inc., the cancelled spin-off of ASB Hawaii, Inc., and the termination of the liquefied natural gas (LNG) contract which required the Hawaii Public Utilities Commission approval of the merger with NextEra Energy, Inc. For more information on the transactions, see HEI’s Form 8-K filed on July 18, 2016 and HEI’s Form 8-K filed on July 19, 2016. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP other operation and maintenance (O&M ) expense adjusted for costs related to the terminated merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited	Three months ended September 30		Nine months ended September 30
($ in millions, except per share amounts)	2017	2016	2017	2016
HEI CONSOLIDATED (INCOME) EXPENSES RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY AND CANCELLED SPIN-OFF OF ASB HAWAII
Pre-tax (income) expenses	$—	$(88.5)	$—	$(84.9)
Current income taxes (benefits)	—	24.7	—	24.7
After-tax (income) expenses	$—	$(63.8)	$—	$(60.3)
HEI CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$—	$—	$3.4
Current income taxes (benefits)	—	—	—	(1.3)
After-tax (income) expenses	$—	$—	$—	$2.1
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$60.1	$127.1	$132.9	$203.6
Excluding special items (after-tax):
(Income) expenses related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	(63.8)	—	(60.3)
Costs related to the terminated LNG contract[2]	—	—	—	2.1
Non-GAAP (core) net income	$60.1	$63.3	$132.9	$145.4
HEI CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE
GAAP (as reported)	$0.55	$1.17	$1.22	$1.88
Excluding special items (after-tax):
(Income) expenses related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	(0.59)	—	(0.56)
Costs related to the terminated LNG contract[2]	—	—	—	0.02
Non-GAAP (core) diluted earnings per common share	$0.55	$0.58	$1.22	$1.34
			Twelve months ended September 30
			2017	2016
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			8.5%	12.3%
Based on non-GAAP (core)[3]			8.5%	9.5%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited	Three months ended September 30		Nine months ended September 30
($ in millions)	2017	2016	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY
Pre-tax expenses	$—	$—	$—	$0.1
Current income tax benefits	—	—	—	—
After-tax expenses	$—	$—	$—	$0.1
HAWAIIAN ELECTRIC CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$—	$—	$3.4
Current income tax benefits	—	—	—	(1.3)
After-tax expenses	$—	$—	$—	$2.1
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$47.5	$47.0	$94.6	$108.2
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy	—	—	—	0.1
Costs related to the terminated LNG contract[2]	—	—	—	2.1
Non-GAAP (core) net income	$47.5	$47.0	$94.6	$110.3

			Twelve months ended September 30
			2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			7.16%	8.11%
Based on non-GAAP (core)[3]			7.16%	8.24%

	Three months ended September 30		Nine months ended September 30
($ in millions)	2017	2016	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED OTHER O&M EXPENSE
GAAP (as reported)	$100.1	$94.8	$306.7	$298.3
Excluding other O&M-related net income neutral items[4]	0.7	1.4	2.7	4.6
Excluding costs related to the terminated merger with NextEra Energy	—	—	—	0.1
Excluding costs related to the terminated LNG contract[2]	—	—	—	3.4
Non-GAAP (Adjusted other O&M expense)	$99.4	$93.4	$304.0	$290.2
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity
[4] Expenses covered by surcharges or by third parties recorded in revenues